SEMTECH CORPORATION
2013 LONG-TERM EQUITY INCENTIVE PLAN
NON-EMPLOYEE DIRECTOR OPTION AWARD CERTIFICATE
THIS AWARD is made this [Date] (the “Award Date”) by Semtech Corporation, a Delaware corporation (the “Corporation”), to [Legal Name] (the “Director”).
R E C I T A L S
A.    The Corporation has established the Corporation’s 2013 Long-Term Equity Incentive Plan (the “Plan”) in order to provide eligible persons of the Corporation with an opportunity to acquire shares of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”).
B.    The Plan Administrator has determined that it would be in the best interests of the Corporation and its stockholders to grant the option described in this Award Certificate to the Director as compensation, as an inducement to remain in the service of the Corporation, and to further align the Director’s interests with those of the Corporation’s stockholders.
NOW, THEREFORE, this Award is made on the following terms and conditions:
1.Definitions and Incorporation. Capitalized terms used in this Award Certificate and not otherwise defined herein shall have the meanings given to such terms in the Plan. The Plan is hereby incorporated in and made a part of this Award Certificate as if fully set forth herein.
2.    Grant of Option. Pursuant to the Plan, the Corporation hereby grants to the Director as of the date hereof the option to purchase all or any part of an aggregate of [Amount] shares of Common Stock (the “Option”), subject to adjustment in accordance with Section 7.1 of the Plan. The Option is not intended to qualify as an incentive stock option under Section 422 of the Code.
3.    Exercise Price. The price to be paid for Common Stock upon exercise of the Option or any part thereof shall be $[Market Price] per share (the “Exercise Price”).
4.    Right to Exercise. Subject to the conditions set forth in this Award Certificate and the Plan, the right to exercise the Option shall accrue with respect to twenty-five percent (25%) of the total number of shares of Common Stock subject to the Option (subject to adjustment in accordance with Section 7.1 of the Plan) on each of the first, second, third and fourth anniversaries of the Award Date, with no portion of the right to exercise accruing on any other date (e.g., no pro-ration) except as specifically set forth in this Award Certificate or the Plan.
5.    Term of Option. The Option shall terminate in any event on the earliest of (1) the [day before the 6 year anniversary of the Award Date] at 11:59 PM Pacific Time (the “Expiration Date”), (2) the expiration of the period described in Section 6 below, (3) the expiration of the period described in Section 7 below, or (4) in connection with certain corporate events as provided in Section 7.2 of the Plan.
6.    Exercise Following Cessation of Service. Notwithstanding anything to the contrary herein or in the Plan, in the event that the Director’s Separation Date (as defined below) occurs prior to the applicable vesting date set forth in Section 4 above as a result of any circumstances other than the Director’s death or Disability (as defined below), then the Option (to the extent not then otherwise vested) shall become vested on the Separation Date as to a portion of the Option such that, after accounting for any portion of the Option that had previously become vested in accordance with the vesting schedule in Section 4 above, the Option will be vested as to a total number of shares subject to the Option equal to (i) the total number of shares subject to the Option, multiplied by (ii) a fraction (not greater than one), the numerator of which is the number of whole weeks between the Director’s Separation Date and the Award Date, and the denominator of which is two hundred eight (208). Any Stock Units subject to the Award that are not vested on the Director’s Separation Date (after giving offset to any accelerated vesting required by this Section 6) shall terminate on such Separation Date, regardless of the reason for such Separation Date. For purposes hereof, the Director’s “Separation

Date” shall be the last date that the Director (1) is employed by and/or (2) renders services to the Corporation or any of its Subsidiaries as a member of the Board.
Any portion of the Option granted hereunder held by the Director which is not then exercisable (after giving offset to any accelerated vesting required by this Section 6) shall terminate and any portion of the Option which is then exercisable (after giving offset to any accelerated vesting required by this Section 6) may be exercised within ninety (90) consecutive days after the Separation Date or until the expiration of the stated term of the Option, whichever period is shorter.

7.    Exercise Following Death or Disability. If the Director’s Separation Date occurs by reason of the Director’s death or Disability (as defined below), any then outstanding and unvested portion of the Option shall immediately become fully vested and exercisable, and the Option shall be exercisable for three (3) years after the Separation Date or until the Expiration Date, whichever period is shorter. For purposes of this Award Certificate, “Disability” means a “total and permanent disability” within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Plan Administrator.
In case of death, the exercise may be made by the Director’s designated beneficiary or, if no such beneficiary has been designated, by the Director’s estate or by the person or persons who acquire the right to exercise it by bequest or inheritance provided that such person consents in writing to abide by and be subject to the terms of the Plan and this Award Certificate and such writing is delivered to the Corporation in accordance with Section 15 below.

8.    Exercise Following Change of Control. Notwithstanding any other provision to the contrary contained herein, subject to the provisions of Section 7 of the Plan, in the event of a Change in Control (as defined below), any then outstanding and unvested portion of the Option shall automatically become fully vested and exercisable as of (or, to the extent necessary to give effect to the acceleration, immediately prior to) the date of the Change in Control, whether or not then exercisable, without any further action on the part of the Board, the stockholders or the Plan Administrator. For purposes hereof, a “Change in Control” shall mean (i) a merger or consolidation in which the stockholders of the Corporation immediately prior to such merger or consolidation do not hold, immediately after such merger or consolidation, more than 50% of the combined voting power of the surviving or acquiring entity (or parent corporation thereof), or (ii) any person shall become the beneficial owner of over 50% of the Corporation’s outstanding Common Stock or the combined voting power of the Corporation’s then outstanding voting securities entitled to vote generally, or become a controlling person as defined in Rule 405 promulgated under the Securities Act.
9.    Non-Transferability. The Option shall be exercisable during the Director’s lifetime only by the Director and shall be nontransferable, except that the Director may transfer all or any part of the Option by will or by the laws of descent and distribution or by transfer not for value to a family trust established by the Director for the benefit of his or her family members, provided that the Director is a trustee of such trust and such trust remains revocable by the Director for his or her life. Except as otherwise provided herein or in the Plan, any attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of the Option or any right thereunder, shall be null and void and, at the Corporation’s option, shall cause all of the Director’s rights under this Award Certificate to terminate.
10.    Effect of Exercise. Upon exercise of all or any part of the Option, the number of shares of Common Stock subject to the Option under this Award Certificate shall be reduced by the number of shares with respect to which such exercise is made.
11.    Exercise of Option. The Option may be exercised (a) by delivering to the Corporation a written notice of exercise in substantially the form prescribed from time to time by the Plan Administrator or completing such other notice procedure as the Plan Administrator from time to time may require, and (b) delivering to the Corporation the full payment of the Exercise Price of each share of Common Stock purchased under the Option. Any notice of exercise shall specify the number of shares of Common Stock with respect to which the Option is exercised and shall be signed (or otherwise authorized in accordance with the exercise procedures then in effect) by the person exercising the Option. If the Option is exercised by a person other than the Director, such notice shall be accompanied by proof, satisfactory to the Corporation, of such person’s right to exercise the Option. The purchase price shall be payable (a) in U.S. dollars in cash (by check), (b) by delivery of shares of stock registered in the name of the Director having a fair market value at the time of exercise equal to the amount of the purchase price, (c) any combination of the payment of cash and the delivery of stock, or (d) as otherwise approved by the Plan Administrator in its sole and absolute discretion. The Director acknowledges that the Plan Administrator may use a broker or other third party to facilitate its stock option recordkeeping and exercises and agrees to comply with any administrative rules and procedures regarding stock option exercises as may be in place from time to time. The Director acknowledges and agrees that the Corporation may require that any Common Stock purchased under the Option be deposited in a brokerage account (in the name of the Director) with a broker designated by the Corporation, and the Director agrees to take such reasonable steps as the Corporation may require to open and maintain such an account.
12.    Tax Consequences.
(a)    Tax Consultation. The Director may suffer adverse tax consequences as a result of his or her acceptance of the Option and any shares that may be acquired upon exercise of the Option.  The Director will be solely responsible for satisfaction of any taxes that may arise (including taxes arising under Section 409A of the Code) with respect to the Option.  The Corporation shall not have any obligation whatsoever to pay such taxes.  The Corporation has not and will not provide any tax advice to the Director.  The Director should consult with his or her own personal tax advisors to the extent he or she deems advisable in connection with his or her acceptance of the Option and any shares that may be acquired upon exercise of the Option.
(b)    Withholding. The Corporation may require the Director to deliver payment of any withholding taxes (in addition to the Exercise Price) with respect to the difference between the Exercise Price and the fair market value of the Common Stock (as determined under the Plan) acquired upon exercise. The Director agrees to take any further actions and execute any additional documents as may be necessary to effectuate the provisions of this Section 12.

13.    Issuance of Shares. Subject to the foregoing conditions, the Corporation, as soon as reasonably practicable after receipt of a proper notice of exercise and without transfer or issue tax or other incidental expense to the person exercising the Option, shall deliver to such person at the principal office of the Corporation, or such other location as may be acceptable to the Corporation and such person, one or more certificates for the shares of Common Stock with respect to which the Option is exercised. Such shares shall be fully paid and nonassessable and shall be issued in the name of such person. However, at the request of the Director, such shares may be issued in the names of the Director and his or her spouse as (a) joint tenants with right of survivorship, (b) community property, or (c) tenants in common without right of survivorship.
14.    Rights as a Stockholder. Subject to Section 8.7 of the Plan, neither the Director nor any other person entitled to exercise the Option shall have any rights as a stockholder of the Corporation with respect to the stock subject to the Option until a certificate for such shares has been issued to him or her upon exercise of the Option.
15.    Notices. Any notice to the Corporation contemplated by this Award Certificate shall be in writing and addressed to it in care of its Corporate Secretary; and any notice to the Director shall be addressed to him or her at the address on file with the Corporation on the date hereof or at such other address as he or she may hereafter designate in writing.
16.    Entire Agreement. This Award Certificate, together with the Plan, constitutes the entire understanding between the Corporation and the Director with regard to the subject matter of this Award Certificate.  They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter of this Award Certificate.

17.    Severability. In the event that any provision or portion of this Award Certificate shall be determined to be invalid or unenforceable for any reason, in whole or in part, in any jurisdiction, the remaining provisions of this Award Certificate shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law in such jurisdiction, and such invalidity or unenforceability shall have no effect in any other jurisdiction.
18.    Binding Effect. This Award Certificate shall extend to, be binding upon and inure to the benefit of the Director and the Director’s legal representatives, heirs, successors and assigns (subject, however, to the limitations set forth in Section 9 with respect to the transfer of this Award Certificate or any rights hereunder or of the Option), and upon the Corporation and its successors and assigns, regardless of any change in the business structure of the Corporation, be it through spin-off, merger, sale of stock, sale of assets or any other transaction.
19.    Waiver. The waiver of any breach of any duty, term or condition of this Award Certificate shall not be deemed to constitute a waiver of any preceding or succeeding breach of the same or of any other duty, term or condition of this Award Certificate.
20.    Interpretation. The interpretation, construction, performance and enforcement of the terms and conditions of this Award Certificate and the Plan shall lie within the sole discretion of the Plan Administrator, and the Plan Administrator’s determinations shall be conclusive and binding on all interested persons.
21.    Choice of Law; Arbitration. This Award Certificate shall be governed by, and construed in accordance with, the laws of the State of California (disregarding any choice-of-law provisions).  Any dispute or disagreement regarding the Director’s rights under this Award Certificate shall be settled solely by binding arbitration in accordance with applicable rules of the American Arbitration Association.
22.    Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code.  This Award Certificate shall be construed and interpreted consistent with that intent.

SEMTECH CORPORATION
a Delaware corporation

By:
[Name]

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